Exhibit 99.1

WHITESTONE REIT

REPORTS SECOND QUARTER 2023 RESULTS

Houston, Texas, August 1, 2023 - Whitestone REIT (NYSE: WSR) (“Whitestone” or the “Company”) today announced its operating and financial results for the second quarter of 2023. Whitestone creates neighborhood center communities in its high-quality open-air shopping centers that it acquires, owns, manages, develops, and redevelops primarily in the largest, fastest-growing, high-household-income markets in the Sunbelt.

“We delivered a very strong quarter operationally, with GAAP leasing spreads of 32.2% on new leases and 16.2% on renewal leases, revenue increasing by 4.2% and occupancy rising to 93.3%.  This extends our track record to 5 consecutive quarters with over 17% increases in combined GAAP leases spreads.  Litigation expenses reduced FFO per share for the quarter by approximately $0.03.  Our revision to full year FFO guidance reflects litigation expense projections for the balance of the year.”

– Dave Holeman, Chief Executive Officer

Second Quarter 2023 Operating and Financial Results

All per share amounts are on a diluted per common share and operating partnership (“OP”) unit basis unless stated otherwise.

Reconciliations of Net Income Attributable to Whitestone REIT to FFO, NOI and EBITDAre are included herein.

•	Revenues of $36.5 million versus $35.0 million for the second quarter of 2022.
•	Net Income attributable to common shareholders of $11.3 million, or $0.22 per diluted share, versus $4.3 million, or $0.09 per diluted share for the second quarter of 2022. The increase was primarily the result of the gain on sale of properties and higher property net operating income, partially offset by higher litigation and interest expenses.
•

Funds from Operations (“FFO”) per diluted share of $0.21 versus $0.25 for the second quarter of 2022. The decrease was primarily the result of higher litigation and interest expenses, offset partially by increased property net operating income.

•	EBITDAre remained steady at $19.2 million for both quarters ending June 2023 and 2022.
•

Same-Store Net Operating Income (“NOI”) grew 0.4% to $22.6 million versus 22.5 million for the second quarter of 2022. Whitestone is reiterating the 2.5% - 4.5% 2023 Same Store NOI growth guidance primarily because of visibility on leases already in place.

•	Net Effective Annual Base Rental Revenue per leased square foot was up 4.9% to $22.78, compared to the prior year quarter.

Operating Results

For the three-month periods ending June 30, 2023 and 2022, the Company’s operating highlights were as follows:

	Second Quarter 2023	Second Quarter 2022
Occupancy:
Wholly Owned Properties – All	93.3%	91.5%
>10,000 Sq Ft Occupancy	96.9%	95.5%
≤ 10,000 Sq Ft Occupancy	91.2%	89.2%
Same Store Property Net Operating Income Change	0.4%	8.0%
Rental Rate Growth - Total (GAAP Basis):	18.7%	17.4%
New Leases	32.2%	15.6%
Renewal Leases	16.2%	17.6%
Leasing Transactions:
Number of New Leases	27	34
New Leases - Lease Term Revenue (millions)	$12.0	$13.0
Number of Renewal Leases	58	56
Renewal Leases - Lease Term Revenue (millions)	$14.5	$16.1

Balance Sheet and Debt Metrics

•	As of June 30, 2023, Whitestone had total debt of $650.5 million, along with capacity and availability of $98.5 million each under its $250 million revolving credit facility.
•	As of June 30, 2023, the Company has undepreciated real estate assets of $1.2 billion.

Dividend

On May 16, 2023, the Company declared a quarterly cash distribution of $0.12 per common share and OP unit for the third quarter of 2023, to be paid in three equal installments of $0.04 in July, August and September of 2023.

2023 Full Year Guidance

The Company has updated its 2023 full-year guidance for net income attributable to Whitestone REIT and FFO per share to include the impact of the second quarter operating results and higher estimated litigation costs. The guidance update is as follows:

	2023 Revised Guidance	2023 Original Guidance
(unaudited, amounts in thousands except per share and percentages)
Net income attributable to Whitestone REIT	$21,500 - $23,600	$14,400 - $16,500
FFO (1)	$45,750 - $47,850	$48,300 - $50,400

Net income attributable to Whitestone REIT per share	$0.43 - $0.47	$0.29 - $0.33
FFO per diluted share and OP Unit (1)	$0.90 - $0.94	$0.95 - $0.99

Key Drivers:
Same store net operating income growth (2)	2.5% - 4.5%	2.5% – 4.5%
Bad debt as a percentage of revenue	0.75% - 1.50%	0.75% – 1.50%
General and administrative expense	$20,200 - $20,700	$19,200 - $19,700
Deficit in earnings of real estate partnership	$ (1,400) - $ (1,600)	$0
Gain on sale of properties	$9,621	$0
Interest expense	$31,700 - $33,200	$31,700 - $33,200
Ending occupancy	93.5% - 94.5%	93.5% - 94.5%
Net Debt to EBITDAre Ratio (3)	7.7X - 7.3X	7.3X - 6.9X

(1)	For the reconciliation of forward-looking non-GAAP financial measure to the comparable GAAP financial measure, see the "FFO per diluted share and OP unit" reconciliation table.
(2)	Excludes straight-line rent, amortization of above/below market rates and lease termination fees for both periods.
(3)	Fourth quarter annualized EBITDAre.

Portfolio Statistics

As of June 30, 2023, Whitestone wholly owned 56 Community-Centered Properties™ with 5.0 million square feet of gross leasable area ("GLA"). Five of the 56 Community-Centered Properties™ are land parcels held for future development. The portfolio is comprised of 29 properties in Texas, 26 in Arizona and 1 in Illinois. Whitestone’s Community-Centered Properties™ are located in the MSA's of Austin (5), Chicago (1), Dallas-Fort Worth (9), Houston (12), Phoenix (26), and San Antonio (3). The Company’s properties in these markets are generally in high-traffic locations, surrounded by high-household-income communities. The Company also owns an 81.4% equity interest in eight properties containing 0.9 million square feet of GLA through its investment in Pillarstone OP.

At the end of the second quarter, the Company’s diversified tenant base was comprised of 1,466 tenants, with the largest tenant accounting for only 2.2% of annualized base rental revenues. Lease terms range from less than one year for smaller tenants to more than 15 years for larger tenants. Whitestone’s leases generally include minimum monthly lease payments and tenant reimbursements for payment of taxes, insurance and maintenance, and typically exclude restrictive lease clauses.

Conference Call Information

In conjunction with the issuance of its financial results, the Company invites you to listen to its earnings release conference call to be broadcast live on Wednesday, August 2, 2023, at 8:00 A.M Eastern Time / 7:00 A.M. Central Time. The call will be led by Dave Holeman, Chief Executive Officer. Conference call access information is as follows:

To listen to a webcast of the conference call, click on the Investor Relations tab of the Company’s website, www.whitestonereit.com, and then click on the webcast link. A replay of the call will be available on Whitestone’s website via the webcast link until the Company’s next earnings release. Additional information about Whitestone can be found on the Company’s website.

Dial-in number for domestic participants:	1-877-407-0784
Dial-in number for international participants:	1-201-689-8560

The conference call will be recorded, and a telephone replay will be available through Wednesday, August 16, 2023. Replay access information is as follows:

Replay number for domestic participants:	1-844-512-2921
Replay number for international participants:	1-412-317-6671
Passcode (for all participants):	13734725

Supplemental Financial Information

The second quarter earnings release and supplemental data package will be located in the “News and Events” and “Financial Reporting” tabs of the Investor Relations section of the Company’s website at www.whitestonereit.com. The earnings release and supplemental data package will also be available by mail upon request. To receive a copy, please call Investor Relations at (713) 435-2219.

About Whitestone REIT

Whitestone REIT (NYSE: WSR) is a community-centered real estate investment trust (REIT) that acquires, owns, operates, and develops open-air, retail centers located in some of the fastest growing markets in the country: Phoenix, Austin, Dallas-Fort Worth, Houston and San Antonio.

Our centers are convenience focused: merchandised with a mix of service-oriented tenants providing food (restaurants and grocers), self-care (health and fitness), services (financial and logistics), education and entertainment to the surrounding communities. The Company believes its strong community connections and deep tenant relationships are key to the success of its current centers and its acquisition strategy. For additional information, please visit www.whitestonereit.com.

Forward-Looking Statements

This Report contains forward-looking statements within the meaning of the federal securities laws, including discussion and analysis of our financial condition and results of operations, statements related to our expectations regarding the performance of our business, and other matters. These forward-looking statements are not historical facts but are the intent, belief or current expectations of our management based on its knowledge and understanding of our business and industry. Forward-looking statements are typically identified by the use of terms such as “may,” “will,” “should,” “potential,” “predicts,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates” or the negative of such terms and variations of these words and similar expressions, although not all forward-looking statements include these words. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements.

Factors that could cause actual results to differ materially from any forward-looking statements made in this Report include: the imposition of federal income taxes if we fail to qualify as a real estate investment trust (“REIT”) in any taxable year or forego an opportunity to ensure REIT status; uncertainties related to the national economy, the real estate industry in general and in our specific markets; legislative or regulatory changes, including changes to laws governing REITs; adverse economic or real estate developments or conditions in Texas or Arizona, Houston and Phoenix in particular, including the potential impact of public health emergencies, such as COVID-19, on our tenants’ ability to pay their rent, which could result in bad debt allowances or straight-line rent reserve adjustments; increases in interest rates, including as a result of inflation operating costs or general and administrative expenses; our current geographic concentration in the Houston and Phoenix metropolitan area makes us susceptible to local economic downturns, natural disasters, such as floods and hurricanes, which may increase as a result of climate change, increasing focus by stakeholders on environmental, social, and governance matters, financial institution disruption; availability and terms of capital and financing, both to fund our operations and to refinance our indebtedness as it matures; decreases in rental rates or increases in vacancy rates; harm to our reputation, ability to do business and results of operations as a result of improper conduct by our employees, agents or business partners; litigation risks; lease-up risks, including leasing risks arising from exclusivity and consent provisions in leases with significant tenants; our inability to renew tenant leases or obtain new tenant leases upon the expiration of existing leases; our inability to generate sufficient cash flows due to market conditions, competition, uninsured losses, changes in tax or other applicable laws; geopolitical conflicts, such as the ongoing conflict between Russia and Ukraine; the need to fund tenant improvements or other capital expenditures out of operating cash flow; the extent to which our estimates regarding Pillarstone REIT Operating Partnership LP's financial condition and results of operations differ from actual results; and the risk that we are unable to raise capital for working capital, acquisitions or other uses on attractive terms or at all and other factors detailed in the Company's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents the Company files with the Securities and Exchange Commission from time to time.

Non-GAAP Financial Measures

This release contains supplemental financial measures that are not calculated pursuant to U.S. generally accepted accounting principles (“GAAP”) including EBITDAre, FFO, NOI and net debt. Following are explanations and reconciliations of these metrics to their most comparable GAAP metric.

EBITDAre: The National Association of Real Estate Investment Trusts (“NAREIT”) defines EBITDAre as net income computed in accordance with GAAP, plus interest expense, income tax expense, depreciation and amortization and impairment write-downs of depreciable property and of investments in unconsolidated affiliates caused by a decrease in value of depreciable property in the affiliate, plus or minus losses and gains on the disposition of depreciable property, including losses/gains on change in control and adjustments to reflect the entity’s share of EBITDAre of the unconsolidated affiliates and consolidated affiliates with non-controlling interests. The Company calculates EBITDAre in a manner consistent with the NAREIT definition. Management believes that EBITDAre represents a supplemental non-GAAP performance measure that provides investors with a relevant basis for comparing REITs. There can be no assurance the EBITDAre as presented by the Company is comparable to similarly titled measures of other REITs. EBITDAre should not be considered as an alternative to net income or other measurements under GAAP as indicators of operating performance or to cash flows from operating, investing or financing activities as measures of liquidity. EBITDAre does not reflect working capital changes, cash expenditures for capital improvements or principal payments on indebtedness.

FFO: Funds From Operations: The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as net income (loss) (calculated in accordance with GAAP), excluding depreciation and amortization related to real estate, gains or losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. We calculate FFO in a manner consistent with the NAREIT definition and also include adjustments for our unconsolidated real estate partnership.

Management uses FFO as a supplemental measure to conduct and evaluate our business because there are certain limitations associated with using GAAP net income (loss) alone as the primary measure of our operating performance. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Because real estate values instead have historically risen or fallen with market conditions, management believes that the presentation of operating results for real estate companies that use historical cost accounting is insufficient by itself. In addition, securities analysts, investors and other interested parties use FFO as the primary metric for comparing the relative performance of equity REITs. FFO should not be considered as an alternative to net income or other measurements under GAAP, as an indicator of our operating performance or to cash flows from operating, investing or financing activities as a measure of liquidity. FFO does not reflect working capital changes, cash expenditures for capital improvements or principal payments on indebtedness. Although our calculation of FFO is consistent with that of NAREIT, there can be no assurance that FFO presented by us is comparable to similarly titled measures of other REITs.

NOI: Net Operating Income: Management believes that NOI is a useful measure of our property operating performance. We define NOI as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes). Other REITs may use different methodologies for calculating NOI and, accordingly, our NOI may not be comparable to other REITs. Because NOI excludes general and administrative expenses, depreciation and amortization, equity or deficit in earnings of real estate partnership, interest expense, interest, dividend and other investment income, provision for income taxes, gain on sale of property from discontinued operations, management fee (net of related expenses) and gain or loss on sale or disposition of assets, and includes NOI of real estate partnership (pro rata) and net income attributable to noncontrolling interest, it provides a performance measure that, when compared year-over-year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from net income. We use NOI to evaluate our operating performance since NOI allows us to evaluate the impact that factors such as occupancy levels, lease structure, lease rates and tenant base have on our results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about our property and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of property performance in the real estate industry. However, NOI should not be viewed as a measure of our overall financial performance since it does not reflect the level of capital expenditure and leasing costs necessary to maintain the operating performance of our properties, including general and administrative expenses, depreciation and amortization, equity or deficit in earnings of real estate partnership, interest expense, interest, dividend and other investment income, provision for income taxes, gain on sale of property from discontinued operations, management fee (net of related expenses) and gain or loss on sale or disposition of assets.

Same Store NOI: Management believes that Same Store NOI is a useful measure of the Company’s property operating performance because it includes only the properties that have been owned for the entire period being compared, and that it is frequently used by the investment community. Same Store NOI assists in eliminating differences in NOI due to the acquisition or disposition of properties during the period being presented, providing a more consistent measure of the Company’s performance. The Company defines Same Store NOI as operating revenues (rental and other revenues, excluding straight-line rent adjustments, amortization of above/below market rents, and lease termination fees) less property and related expenses (property operation and maintenance and real estate taxes), Non-Same Store NOI, and NOI of our investment in Pillarstone OP (pro rata). We define “Non-Same Stores” as properties that have been acquired since the beginning of the period being compared and properties that have been sold, but not classified as discontinued operations. Other REITs may use different methodologies for calculating Same Store NOI, and accordingly, the Company's Same Store NOI may not be comparable to that of other REITs.

Net debt: We present net debt, which we define as total debt net of insurance financing less cash plus our proportional share of net debt of real estate partnership, and net debt to pro forma EBITDAre, which we define as net debt divided by EBITDAre because we believe they are helpful as supplemental measures in assessing our ability to service our financing obligations and in evaluating balance sheet leverage against that of other REITs. However, net debt and net debt to pro forma EBITDAre should not be viewed as a stand-alone measure of our overall liquidity and leverage. In addition, our REITs may use different methodologies for calculating net debt and net debt to pro forma EBITDAre, and accordingly our net debt and net debt to pro forma EBITDAre may not be comparable to that of other REITs.

Investor and Media Relations:

David Mordy

Director, Investor Relations

Whitestone REIT

(713) 435-2219

ir@whitestonereit.com

Whitestone REIT and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	June 30, 2023	December 31, 2022

ASSETS
Real estate assets, at cost
Property	$1,224,195	$1,199,041
Accumulated depreciation	(218,007)	(208,286)
Total real estate assets	1,006,188	990,755
Investment in real estate partnership	33,574	34,826
Cash and cash equivalents	2,927	6,166
Restricted cash	122	189
Escrows and acquisition deposits	22,292	12,827
Accrued rents and accounts receivable, net of allowance for doubtful accounts (1)	27,027	25,570
Receivable due from related party	1,436	1,377
Unamortized lease commissions, legal fees and loan costs	12,854	12,697
Prepaid expenses and other assets(2)	11,945	7,838
Finance lease right-of-use assets	10,471	10,522
Total assets	$1,128,836	$1,102,767

LIABILITIES AND EQUITY
Liabilities:
Notes payable	$650,024	$625,427
Accounts payable and accrued expenses(3)	30,571	36,154
Payable due to related party	1,577	1,561
Tenants' security deposits	8,403	8,428
Dividends and distributions payable	6,020	6,008
Finance lease liabilities	729	735
Total liabilities	697,324	678,313
Commitments and contingencies:	—	—
Equity:
Preferred shares, $0.001 par value per share; 50,000,000 shares authorized; none issued and outstanding as of June 30, 2023 and December 31, 2022	—	—
Common shares, $0.001 par value per share; 400,000,000 shares authorized; 49,519,919 and 49,422,716 issued and outstanding as of June 30, 2023 and December 31, 2022, respectively	50	49
Additional paid-in capital	626,022	624,785
Accumulated deficit	(209,087)	(212,366)
Accumulated other comprehensive income	8,453	5,980
Total Whitestone REIT shareholders' equity	425,438	418,448
Noncontrolling interest in subsidiary	6,074	6,006
Total equity	431,512	424,454
Total liabilities and equity	$1,128,836	$1,102,767

Whitestone REIT and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30, 2023	December 31, 2022
(1) Accrued rents and accounts receivable, net of allowance for doubtful accounts
Tenant receivables	$16,889	$16,828
Accrued rents and other recoveries	22,741	22,103
Allowance for doubtful accounts	(13,729)	(13,822)
Other receivables	1,126	461
Total accrued rents and accounts receivable, net of allowance for doubtful accounts	$27,027	$25,570

(2) Operating lease right of use assets (net)	$93	$124
(3) Operating lease liabilities	$98	$129

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenues
Rental(1)	$36,241	$34,663	$71,738	$68,471
Management, transaction, and other fees	219	334	573	649
Total revenues	36,460	34,997	72,311	69,120

Operating expenses
Depreciation and amortization	8,360	7,862	16,206	15,772
Operating and maintenance	6,899	6,211	12,985	11,936
Real estate taxes	4,767	4,987	9,475	9,354
General and administrative	5,175	5,182	10,259	8,231
Total operating expenses	25,201	24,242	48,925	45,293

Other expenses (income)
Interest expense	8,260	6,234	16,163	12,295
Gain on sale of properties	(9,621)	—	(9,621)	—
(Gain) loss on disposal of assets, net	14	(10)	20	5
Interest, dividend and other investment income	(18)	(16)	(38)	(30)
Total other expenses (income)	(1,365)	6,208	6,524	12,270

Income before equity investment in real estate partnership and income tax	12,624	4,547	16,862	11,557

Equity (deficit) in earnings of real estate partnership	(1,034)	(41)	(1,252)	239
Provision for income tax	(125)	(100)	(244)	(201)
Net Income	11,465	4,406	15,366	11,595

Less: Net income attributable to noncontrolling interests	159	68	213	179

Net income attributable to Whitestone REIT	$11,306	$4,338	$15,153	$11,416

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Basic Earnings Per Share:
Net income attributable to common shareholders, excluding amounts attributable to unvested restricted shares	$0.23	$0.09	$0.31	$0.23
Diluted Earnings Per Share:
Net income attributable to common shareholders, excluding amounts attributable to unvested restricted shares	$0.22	$0.09	$0.30	$0.23

Weighted average number of common shares outstanding:
Basic	49,426	49,147	49,425	49,147
Diluted	50,259	50,047	50,262	50,177

Consolidated Statements of Comprehensive Income

Net income	$11,465	$4,406	$15,366	$11,595

Other comprehensive income

Unrealized gain on cash flow hedging activities	7,095	2,675	2,508	8,661

Comprehensive income	18,560	7,081	17,874	20,256

Less: Net income attributable to noncontrolling interests	159	68	213	179
Less: Comprehensive income attributable to noncontrolling interests	99	41	35	133

Comprehensive income attributable to Whitestone REIT	$18,302	$6,972	$17,626	$19,944

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
(1) Rental
Rental revenues	$26,519	$24,935	$52,259	$49,779
Recoveries	9,955	9,603	20,036	18,940
Bad debt	(233)	125	(557)	(248)
Total rental	$36,241	$34,663	$71,738	$68,471

Whitestone REIT and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)

	Six Months Ended June 30,
	2023	2022
Cash flows from operating activities:
Net income	$15,366	$11,595
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	16,206	15,772
Amortization of deferred loan costs	550	548
Gain on sale of properties	(9,621)	—
Loss on disposal of assets	20	5
Bad debt	557	247
Share-based compensation	1,480	(630)
(Equity) deficit in earnings of real estate partnership	1,252	(239)
Amortization of right-of-use assets - finance leases	51	—
Changes in operating assets and liabilities:
Escrows and acquisition deposits	3,982	651
Accrued rents and accounts receivable	(2,014)	(997)
Receivable due from related party	(59)	(373)
Unamortized lease commissions, legal fees and loan costs	(1,894)	(1,402)
Prepaid expenses and other assets	1,430	708
Accounts payable and accrued expenses	(5,586)	(8,254)
Payable due to related party	16	438
Tenants' security deposits	(25)	244
Net cash provided by operating activities	21,711	18,313
Cash flows from investing activities:
Acquisitions of real estate	(25,455)	—
Additions to real estate	(8,771)	(7,196)
Proceeds from sales of properties	13,447	—
Reverse 1031 exchange	(13,447)	—
Net cash used in investing activities	(34,226)	(7,196)
Cash flows from financing activities:
Distributions paid to common shareholders	(11,826)	(11,148)
Distributions paid to OP unit holders	(166)	(175)
Net proceeds from (payments of) credit facility	48,000	(5,000)
Repayments of notes payable	(26,504)	(1,782)
Repurchase of common shares	(289)	(278)
Payment of finance lease liability	(6)	—
Net cash provided by (used in) financing activities	9,209	(18,383)
Net decrease in cash, cash equivalents and restricted cash	(3,306)	(7,266)
Cash, cash equivalents and restricted cash at beginning of period	6,355	15,914
Cash, cash equivalents and restricted cash at end of period (1)	$3,049	$8,648

(1)	For a reconciliation of cash, cash equivalents and restricted cash, see supplemental disclosures below.

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS
Supplemental Disclosures
(in thousands)

	Six Months Ended June 30,
	2023	2022
Supplemental disclosure of cash flow information:
Cash paid for interest	$15,219	$11,790
Cash paid for taxes	$435	$366
Non cash investing and financing activities:
Disposal of fully depreciated real estate	$864	$25
Financed insurance premiums	$3,002	$1,846
Value of shares issued under dividend reinvestment plan	$36	$32
Value of common shares exchanged for OP units	$11	$8
Change in fair value of cash flow hedge	$2,508	$8,661

	June 30,
	2023	2022
Cash, cash equivalents and restricted cash
Cash and cash equivalents	$2,927	$8,464
Restricted cash	122	184
Total cash, cash equivalents and restricted cash	$3,049	$8,648

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share and per unit data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
FFO (NAREIT)
Net income attributable to Whitestone REIT	$11,306	$4,338	$15,153	$11,416
Adjustments to reconcile to FFO:(1)
Depreciation and amortization of real estate assets	8,318	7,820	16,123	15,688
Depreciation and amortization of real estate assets of real estate partnership (pro rata) (2)	403	412	806	806
(Gain) loss on disposal of assets, net	14	(10)	20	5
Gain on sale of properties	(9,621)	—	(9,621)	—
Net income attributable to noncontrolling interests	159	68	213	179
FFO (NAREIT)	$10,579	$12,628	$22,694	$28,094

FFO PER SHARE AND OP UNIT CALCULATION
Numerator:
FFO	$10,579	$12,628	$22,694	$28,094
Denominator:
Weighted average number of total common shares - basic	49,426	49,147	49,425	49,147
Weighted average number of total noncontrolling OP units - basic	694	770	694	770
Weighted average number of total common shares and noncontrolling OP units - basic	50,120	49,917	50,119	49,917

Effect of dilutive securities:
Unvested restricted shares	833	900	837	1,030
Weighted average number of total common shares and noncontrolling OP units - diluted	50,953	50,817	50,956	50,947

FFO per common share and OP unit - basic	$0.21	$0.25	$0.45	$0.56
FFO per common share and OP unit - diluted	$0.21	$0.25	$0.45	$0.55

(1)	Includes pro-rata share attributable to real estate partnership.

(2)

We rely on reporting provided to us by our third party partners for financial information regarding the Company's investment in Pillarstone OP. Because Pillarstone OP financial statements as of June 30, 2023 have not been made available to us, we have estimated depreciation and amortization of real estate assets based on the information available to us at the time of this Report.

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(continued)
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
PROPERTY NET OPERATING INCOME
Net income attributable to Whitestone REIT	$11,306	$4,338	$15,153	$11,416
General and administrative expenses	5,175	5,182	10,259	8,231
Depreciation and amortization	8,360	7,862	16,206	15,772
(Equity) deficit in earnings of real estate partnership (1)	1,034	41	1,252	(239)
Interest expense	8,260	6,234	16,163	12,295
Interest, dividend and other investment income	(18)	(16)	(38)	(30)
Provision for income taxes	125	100	244	201
Gain on sale of properties	(9,621)	—	(9,621)	—
Management fee, net of related expenses	—	29	16	81
(Gain) loss on disposal of assets, net	14	(10)	20	5
NOI of real estate partnership (pro rata)(1)	668	709	1,216	1,706
Net income attributable to noncontrolling interests	159	68	213	179
NOI	$25,462	$24,537	$51,083	$49,617
Non-Same Store NOI (2)	(901)	(694)	(1,694)	(1,507)
NOI of real estate partnership (pro rata)	(668)	(709)	(1,216)	(1,706)
NOI less Non-Same Store NOI and NOI of real estate partnership (pro rata)	23,893	23,134	48,173	46,404
Same Store straight-line rent adjustments	(995)	(370)	(1,433)	(684)
Same Store amortization of above/below market rents	(211)	(236)	(429)	(453)
Same Store lease termination fees	(87)	(13)	(301)	(22)
Same Store NOI (3)	$22,600	$22,515	$46,010	$45,245

(1)

We rely on reporting provided to us by our third party partners for financial information regarding the Company's investment in Pillarstone OP. Because Pillarstone OP financial statements as of June 30, 2023 have not been made available to us, we have estimated (equity) deficit in earnings and pro rata share of NOI of real estate partnership based on the information available to us at the time of this Report.

(2)	We define “Non-Same Store” as properties that have been acquired since the beginning of the period being compared and properties that have been sold, but not classified as discontinued operations. For purposes of comparing the three months ended June 30, 2023 to the three months ended June 30, 2022, Non-Same Store includes properties owned before April 1, 2022 and not sold before June 30, 2023, but not included in discontinued operations. For purposes of comparing the six months ended June 30, 2023 to the six months ended June 30, 2022, Non-Same Store includes properties owned before January 1, 2022 and not sold before June 30, 2023, but not included in discontinued operations.

(3)	We define “Same Store” as properties that have been owned during the entire period being compared. For purposes of comparing the three months ended June 30, 2023 to the three months ended June 30, 2022, Same Store includes properties owned before April 1, 2022 and not sold before June 30, 2023. For purposes of comparing the six months ended June 30, 2023 to the six months ended June 30, 2022, Same Store includes properties owned before January 1, 2022 and not sold before June 30, 2023. Straight line rent adjustments, above/below market rents, and lease termination fees are excluded.

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(continued)
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
EARNINGS BEFORE INTEREST, TAX, DEPRECIATION AND AMORTIZATION FOR REAL ESTATE (EBITDAre)

Net income attributable to Whitestone REIT	$11,306	$4,338	$15,153	$11,416
Depreciation and amortization	8,360	7,862	16,206	15,772
Interest expense	8,260	6,234	16,163	12,295
Provision for income taxes	125	100	244	201
Net income attributable to noncontrolling interests	159	68	213	179
(Equity) deficit in earnings of real estate partnership (1)	1,034	41	1,252	(239)
EBITDAre adjustments for real estate partnership (1)	(435)	564	(54)	1,431
Gain on sale of properties	(9,621)	—	(9,621)	—
(Gain) loss on disposal of assets, net	14	(10)	20	5
EBITDAre	$19,202	$19,197	$39,576	$41,060

(1)

We rely on reporting provided to us by our third party partners for financial information regarding the Company's investment in Pillarstone OP. Because Pillarstone OP financial statements as of June 30, 2023 have not been made available to us, we have estimated (equity) deficit in earnings and EBITDAre adjustments for real estate partnership based on the information available to us at the time of this Report.

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
Original and Revised Full Year Guidance for 2023
(in thousands, except per share and per unit data)

	Projected Range Full Year 2023 (Revised)		Projected Range Full Year 2023 (Original)
	Low	High	Low	High
FFO per diluted share and OP unit

Net income attributable to Whitestone REIT	$21,500	$23,600	$14,400	$16,500
Depreciation and amortization of real estate assets	32,199	32,199	32,228	32,228
Depreciation and amortization of real estate assets of real estate partnership (pro rata)	1,672	1,672	1,672	1,672
Gain on sale of properties	(9,621)	(9,621)	—	—
FFO	$45,750	$47,850	$48,300	$50,400

Dilutive shares	50,327	50,327	50,327	50,327
OP Units	738	738	738	738
Dilutive share and OP Units	51,065	51,065	51,065	51,065

Net income attributable to Whitestone REIT per diluted share	$0.43	$0.47	$0.29	$0.33
FFO per diluted share and OP Unit	$0.90	$0.94	$0.95	$0.99